INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
KDSM-TV:

We consent to the use of our report dated February 7, 1997 included herein in Amendment No. 2 to the registration statement (No. 333-26427-02) on Form S-4 filed by Sinclair Broadcast Group, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG Peat Marwick LLP

St. Louis, Missouri
July 8, 1997